Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares of China Lodging Group, Limited and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2012.

QI JI

By:	/s/ Qi Ji
Name: Qi Ji

WINNER CROWN HOLDINGS LIMITED

By:	/s/ Qi Ji
Name: Qi Ji
Title: Sole Director

SHERMAN HOLDINGS LIMITED

By:	/s/ Serene Chew /s/ Dominik Birri
Authorized Signatories, for and on behalf of Bukit Merah Limited as Corporate Director of Sherman Holdings Limited

CREDIT SUISSE TRUST LIMITED

By:	/s/ Serene Chew /s/ Dominik Birri
Authorized Signatories of Credit Suisse Trust Limited as Trustee of The JI Family Trust

TONGTONG ZHAO

By:	/s/ Qi Ji
Name: Qi Ji
Title: Attorney-in-Fact

EAST LEADER INTERNATIONAL LIMITED

By:	/s/ Qi Ji
Name: Qi Ji
Title: Attorney-in-Fact

PERFECT WILL HOLDINGS LIMITED

By:	/s/ Qi Ji
Name: Qi Ji
Title: Attorney-in-Fact